AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1998
                                                REGISTRATION NO. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                              CHS ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)

            FLORIDA                                       87-0435376
---------------------------------                       ------------------------
  (State or other jurisdiction of                        (IRS Employer
  incorporation or organization)                        Identification Number)


                              2000 N.W. 84TH AVENUE
                              MIAMI, FLORIDA 33122
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                    (Address of Principal Executive Offices)

                  DIRECTORS AND OFFICERS 1997 STOCK OPTION PLAN
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                            (Full title of the Plan)

                              ---------------------

                                   CRAIG TOLL
        VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
                              CHS ELECTRONICS, INC.
                              2000 N.W. 84TH AVENUE
                              MIAMI, FLORIDA 33122
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                     (Name and address of agent for service)


                                 (305) 908-7200
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          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              Paul Berkowitz, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0685
                             Telecopy (305) 579-0717

                               -------------------

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                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       PROPOSED MAXIMUM             PROPOSED
           TITLE OF SECURITIES                  AMOUNT TO BE            OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                     REGISTERED                PER SHARE           OFFERING PRICE (1)   REGISTRATION FEE
====================================================================================================================================
Common Stock, $.001 par value                  800,000 shares          $16.5313 - $21.69         $14,695,269.50      $4,335.10
====================================================================================================================================
(1)   Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (i) the actual price of options granted under the Registrant's Directors and Officers
      1997 Stock Option Plan and (ii) an assumed price of $16.5313 per share
      (based on the average of the high and low of the Registrant's Common Stock as reported on the New York Stock Exchange on August 13, 1998) for each of the remaining options to be granted under the Directors and Officers 1997
      Stock Option Plan.

         This Registration Statement is being filed to register additional securities to be offered pursuant to the Registrant's Directors and Officers 1997 Stock Option Plan, as amended, with respect to which Registration Statements on Form S-8 (Registration No. 333-40545 have previously been filed. Pursuant to Instruction E of Form S-8, the contents of the Registrant's Registration Statement No. 333-40545 (Items 3 through 9, inclusive, of such Registration Statements on Form S-8) are incorporated by reference herein.



                                   SIGNATURES

             Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on August 20, 1998.

                                        CHS ELECTRONICS, INC..

                                        By: /S/ CLAUDIO OSORIO
                                        ----------------------------------------
                                            Claudio Osorio
                                            Chairman of the Board, Chief
                                            Executive Officer and President

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Claudio Osorio and Craig Toll his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Act, this Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.
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

               SIGNATURE                                        TITLE                            DATE
              ----------                                        -----                            -----
/S/ CLAUDIO OSORIO                                  Chairman of the Board, President             August 20, 1998
--------------------                                and Director
Claudio Osorio

/S/ ANTONIO BOCCALANDRO                             Chief Officer of Mergers and                 August 20, 1998
-----------------------------                       Acquisitions, Secretary and Director
          Antonio Boccalandro

/S/ CRAIG TOLL                                      Vice President of Finance,
------------------------                            Chief Financial Officer and Treasurer
              Craig Toll                                                                         August 20, 1998

/S/ CARSTEN FRANK                                   Executive Vice President -- Asian            August 20, 1998
----------------------                              Region and Director
         Carsten Frank

/S/ OTTO GERLACH                                    Director                                     August 20, 1998
----------------------
         Otto Gerlach

/S/ DONALD D. WINSTEAD                              Director                                     August 20, 1998
---------------------------
         Donald D. Winstead

 /S/ ZBYNEK KRAUS                                   General Manager of Czech Republic            August 20, 1998
---------------------                               Operations and Director
         Zbynek Kraus

/S/ PIERINO LARDI                                   Director                                     August 20, 1998
-----------------------
         Pierino Lardi

/S/ OFER MAGEN                                      Executive Vice President - Karma             August 20, 1998
-------------------                                 Region and Director
         Ofer Magen


                                  EXHIBIT INDEX

    EXHIBIT
     NUMBER                         DESCRIPTION
-------------     --------------------------------------------------------------
      5.1         Opinion of Greenberg Traurig, P.A.

      23.1        Consent of Grant Thornton, LLP

      23.3        Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)